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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

                  Date of Event Requiring Report: May 9, 2002

                              CHARLES BOOTH, INC.
                              -------------------
            (Exact name of registrant as specified in its charter)



          Nevada                     000-28913              88-0354194
  ------------------------          ------------           -------------
  (State of Incorporation)          (Commission            (IRS Employer
                                    File Number)          Identification #)


                            1004 Depot Hill Rd. #1E
                          Broomfield, Colorado 80020
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                   (Address of Principal Executive Offices)

                               (303) 404-9904
                   ----------------------------------------
             (Registrant's telephone number, including area code)


ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

      Not Applicable.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

      Not Applicable.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

      Not applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

      Not applicable.

ITEM 5. OTHER EVENTS

      Not applicable.

ITEM 6. RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

      On May 9, 2002, Thomas Pierson resigned as President, Secretary and Director of Charles Booth, Inc. On May 9, 2002, Dominic Martinez was appointed and accepted his appointment as President, Secretary, Treasurer and Director

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of the Corporation.  Mr. Pierson's resignation as President, Secretary and
Director and Mr. Martinez's acceptance as the Corporation's President, Secretary, Treasurer and Director, shall be deemed effective this May 9, 2002.

      Dominic T. Martinez, age 31, is a resident of Florence, Colorado. After graduating from high school, Mr. Martinez attended the University of Southern Colorado as a full time student, working summers. Upon graduation from the university (1994), he worked at the Dayton-Hudson Corp. in the assets protection department. This work experience influenced his choice to accept his next position as a Clinical Therapist at a local hospital. Taking advantage of a business opportunity in the year 2000, he assumed a business consulting position for Starr Consulting, Inc. Mr. Martinez is also a director and Secretary of Wave Power.Net, Inc., a Delaware corporation that is publically traded on the Over the Counter Bulletin Stock Exchange.

ITEM 7. FINANCIAL STATEMENTS

      Not applicable.

ITEM 8. CHANGE IN FISCAL YEAR

      Not applicable.

EXHIBITS
--------

17     May 9, 2002 Resignation of Thomas
       Pierson and Acceptance of Dominic
       Martinez



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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.



      By /S/ DOMINIC T. MARTINEZ
      Dominic T. Martinez, President, Secretary & Director


      Date: May 10, 2000




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